UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2011

CHAMPIONS ONCOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-17263	52-1401755
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Science and Technology Park at Johns Hopkins 855 N. Wolfe Street, Suite 619, Baltimore, Maryland	21205
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 369-0365

CHAMPIONS BIOTECHNOLOGY, INC.
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01. Entry into a Material Definitive Agreement.

On April 4, 2011, Champions Oncology, Inc., formerly Champions Biotechnology, Inc., (the “Company”) repurchased 2,000,000 shares of the Company’s common stock from James M. Martell, a director of the Company, for a cash purchase price of $0.48 per share, or an aggregate purchase price of $960,000.

Item 8.01. Other Events.

(A) On April 4, 2011, the Company filed its Amended and Restated Certificate of Incorporation (“Amended Charter”) with the Secretary of State of Delaware pursuant to which the name of the Company has been changed to “Champions Oncology, Inc.” A copy of the Amended Charter is included in the Information Statement previously filed and distributed by the Company in accordance with Securities and Exchange Commission (“SEC”) Regulation 14C.

(B) On April 5, 2011, the Company issued a press release announcing the closing of the sale of 12,533,333 shares of common stock in a private placement in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933 and Regulation D promulgated thereunder. In accordance with SEC Rule 135c(d), a copy of the press release is filed herewith as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith:

Exhibit No.

99.1	Press release dated April 5, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHAMPIONS ONCOLOGY, INC.
(Registrant)

Date: April 5, 2011

By:  /s/ Joel Ackerman
Joel Ackerman
Chief executive Officer